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Neither this Warrant nor the shares of Common Stock issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended, and this Warrant cannot be sold or transferred, and the shares of Common Stock issuable upon exercise of this Warrant cannot be sold or transferred, unless and until they are so registered or upon receipt of an opinion of Warrantholder's counsel, satisfactory to the Corporation, that such registration is not then required under the circumstances of such sale or transfer. Transfer of this Warrant is subject to certain restrictions as set for the herein. The transfer or sale of this Warrant is subject to the terms of a Stockholders' Agreement, dated July 23, 1998, a copy of which is on file at the office of Cybernet Data Systems, Inc.


                               WARRANT TO PURCHASE
                                 COMMON STOCK OF
                           CYBERNET DATA SYSTEMS, INC.
                             EXPIRING JULY 23, 1999





NAME:        Globix Corporation
ADDRESS:     295 Lafayette Street
             New York, New York 10012


  Number of shares of Common Stock to be issued upon exercise in full: 666,667


                         Purchase price per share: $1.50

      For Value Received, Cybernet Data Systems, Inc., a Delaware corporation (the "CORPORATION"), promises to issue to the holder of this Warrant ("WARRANTHOLDER") 666,667 shares of Common Stock of the Corporation, $.01 par value, (the "COMMON STOCK"), pursuant to the terms of this Warrant set forth herein, upon the payment by the Warrantholder to the Corporation of the purchase price per share set forth above (the "PURCHASE PRICE") and to deliver to the Warrantholder a certificate or certificates representing the Common Stock purchased.


1.Covenants of the Corporation. The Corporation will at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Corporation covenants that all underlying shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.


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2.Exercise.

      2.1.Exercise Period. The Warrantholder may exercise the purchase rights represented by this Warrant at any time from July 23, 1998 to July 23, 1999 ("Exercise Time").

3.Exercise of Warrant.

      3.1.Dividends. No payment or adjustment shall be made upon any exercise of this Warrant on account of any previous cash dividends.

      3.2.Purchase Price. The Purchase Price shall be $1.50 per share.

      3.3.Partial Exercise of Warrant. This Warrant may be exercised, in whole or in part. It may be exercised by the Warrantholder at any time during the exercise period, for all or part of the number of shares of Common Stock purchasable upon complete exercise of the Warrant. Upon any partial exercise of this Warrant, there shall be countersigned and issued to the Holder hereof a new Warrant in respect to the shares as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the Company by surrender of this Warrant, properly endorsed, either separately or in combination with one or more other Warrants, for one or more new Warrants of the same aggregate number of shares as here evidenced by the Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of rights to purchase hereunder. The Company is not required to issue fractional shares upon the exercise of this Warrant. Warrants for fractional shares shall be rounded down to the nearest whole number. This Warrant is transferable at the office of the Company in the manner and subject to the limitations set forth herein.

      3.4.Exercise of Warrant. In order to exercise this Warrant, the Warrantholder shall deliver to the Corporation (i) a written notice of such holder's election to exercise this Warrant (in the form attached hereto as Exhibit A), and (ii) payment of the Purchase Price for the number of shares being purchased, in cash or by a certified or cashier's check. The Corporation may require the Warrantholder to furnish a written statement that the shares of Common Stock are being purchased for his, her or its own account and not with a view to the distribution thereof. Upon receipt of written notice, the Corporation shall as promptly as practicable execute or cause to be executed and delivered to such holder a certificate or certificates representing the Common Stock purchased.


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      3.5.Adjustment to Purchase Price.

            (a)Dividends and Subdivisions.In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or declare a dividend or make any other distribution upon the Common Stock of the Corporation payable in Common Stock, the Purchase Price shall be proportionately reduced and the number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant immediately prior to such subdivision, dividend or distribution shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Purchase Price shall be proportionately increased and the number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

            (b)Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "ORGANIC CHANGE." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions and reasonable judgments of the Board of Directors of the Corporation to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such Registered Holder's Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such Registered Holder's Warrants had such Organic Change not taken place.

            (c)Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution, as the case may be.

      3.6.Notice of Adjustment. Upon any adjustment in the number of shares of Common Stock issuable upon the exercise of this Warrant, then and in each case the Corporation shall give written notice thereof, which notice shall state the number of shares of Common Stock issuable upon exercise of this Warrant resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      3.7.Issue Tax. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the holder hereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of this Warrant.


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      3.8.Closing of Books. The Corporation will not close its books against the transfer of any shares of Common Stock issued or issuable upon the exercise of this Warrant.

      3.9.Transferability and Registration Under Securities Act.

            (a)This Warrant may not be sold, assigned, pledged or transferred except in compliance with the terms and conditions of that certain Stockholders' Agreement dated July 23, 1998, a copy of which can be obtained from the executive office of the Corporation.

            (b)The Warrantholder, by acceptance hereof, acknowledges and agrees that (A) the Warrants have not been registered under the Securities Act of 1933, as amended (the "1933 ACT"), or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings pursuant to Section 4(2) under the 1933 Act; (B) the Warrants are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the 1933 Act; (C) the Warrants may not be sold or otherwise transferred unless (i) such transfer is in compliance with Section 3.9(a) herein, and (ii) they have either been first registered under the 1933 Act and all applicable state securities laws, or (x) unless exemptions from such registration provisions are available with respect to said resale or transfer, and (y) the undersigned shall have first delivered to the Corporation a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Corporation), to the effect that the proposed sale or transfer is exempt from the registration provisions of the 1933 Act and all applicable state securities laws. Such restrictions of this Section 3.9 shall be deemed to apply to the transferability and registration of any shares of Common Stock or other securities acquired upon exercise hereof; (D) the Corporation is under no obligation to register this Warrant under the 1933 Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available, except as provided in that certain registration rights agreement between the Corporation and the holder of this Warrant of even date herewith; and (E) stop transfer instructions will be placed with the transfer agent for the Warrants.

      3.10.Notice. Any notice or other document required or permitted to be given or delivered to the Warrantholder and holder of shares issued upon exercise of this Warrant shall be sent by certified or registered mail, return receipt requested, to the Warrantholder at the address now shown on this Warrant or at such other address as the holder shall furnish to the Corporation in writing. Any notice or other document required or permitted to be given or delivered to the Corporation at 50 Washington Street, 9th floor, South Norwalk, CT 06854 or such other address as shall have been furnished to the Warrantholder and holder of the Common Stock by the Corporation.

      3.11.No Voting Rights; Limitation of Liability. This Warrant shall not entitle the registered Holder hereof to any voting rights or other rights as a stockholder of the Company prior to the Exercise Time. No provisions hereof, in the absence of affirmative action by the Warrantholder to purchase Common Stock hereunder, and no mere enumeration herein of the rights or privileges of the Warrantholder shall give rise to any liability of such holder for the Purchase Price or as a shareholder of the Corporation (whether such liability is asserted by the Corporation or creditors of the Corporation).


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      3.12.Replacement. Upon receipt of evidence reasonably satisfactory to the
Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity undertaking from the holder of this Warrant or such other Person satisfactory to the Company (it being acknowledged that an unsecured indemnity from any original Warrantholder or an affiliated transferee shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

      IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its President or a Vice President, thereunto duly authorized, the execution hereof to be attested by its Secretary; and the affixing of its corporate seal on this 23rd day of July, 1998.


(Corporate Seal)                         CYBERNET DATA SYSTEMS, INC.
ATTEST:
By: /s/ Susan J. Strausberg              By: /s/ Marc Strausberg
   -----------------------------            ----------------------------------
Secretary                                   President


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                                    EXHIBIT A


                          FORM OF ELECTION TO PURCHASE


      The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______ shares of Common Stock and herewith tenders in payment for such Common Stock cash or a check payable to the order of Cybernet Data Systems, Inc. (the "CORPORATION") in the amount of $______________, all in accordance with the terms hereof. The undersigned hereby represents and warrants that it is obtaining the Common Stock solely for investment purposes and not with any intention to distribute such Common Stock and acknowledges that such Common Stock have not been registered under the Securities Act of 1933 and that such Common Stock can not be sold or transferred unless so registered or upon receipt of an opinion of counsel, reasonably acceptable to the Corporation and its counsel, that registration is not then required. The undersigned requests that a certificate for such Common Stock be registered in the name of ____________________, whose address is ________________________ ____________________________________, and that such
Certificate be delivered to ________________________________________, whose address is_____________________________.

Dated:                              Signature:________________________________

                                   (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)



                  ________________________________

                  ________________________________
                  (Insert Social Security or Other
                  Identifying Number of Holder)


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